QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(t)

SECOND AMENDMENT
TO THE
HEWLETT-PACKARD COMPANY
EXCESS BENEFIT RETIREMENT PLAN

The Hewlett-Packard Company Excess Benefit Retirement Plan (the "Plan") is hereby amended effective as of April 1, 2004 as follows:

1.    Section 5(c) of the Plan shall be amended in its entirety to read as follows:

        5(c) Death of Participant.    If a Participant dies, without regard to whether he or she is employed by any member of the Affiliated Group at the time of death, his or her Beneficiary shall be the individual (or individuals) designated by the Participant in the manner or on a form prescribed by the Company; provided such designation is received by the Company prior to the Participant's death. In the absence of such a designation, the amount (if any) otherwise payable to the Beneficiary shall instead be paid to all members (in equal shares) of the first class in which there are living members on the date of the Participant's death, in the following order of priority: (I) the Participant's spouse; (II) the Participant's children; (III) the Participant's parents; (IV) the Participant's brothers and sisters; (V) the Participant's estate. Solely for purposes of the immediately preceding sentence, the term "spouse" shall include domestic partners. For such purposes, a "domestic partner" shall mean the person with whom the Participant has signed and filed a notarized declaration of domestic partnership form as prescribed by the Company. Such Beneficiary shall be entitled to the unpaid portion (if any) of the Virtual Retirement Benefit determined under Section 5(a). The Beneficiary shall be subject to the rules of form and time of payment established under Section 5(b).

        Effective January 5, 2004, the Plan adopted revised procedures governing the form and manner in which a Participant may designate a Beneficiary (the "2004 Procedures"). Effective for any death occurring on or after April 1, 2004, only a Beneficiary designation submitted in accordance with the 2004 Procedures shall be a valid Beneficiary designation. Accordingly, for deaths occurring on or after April 1, 2004, any Beneficiary designation submitted not in accordance with the 2004 Procedures, including any Beneficiary designation on file with the Plan as of January 4, 2004, shall be invalid.

This Second Amendment to the Plan is hereby adopted this 19th day of March, 2004.

HEWLETT-PACKARD COMPANY
By	/s/ MARCELA PEREZ DE ALONSO Marcela Perez de Alonso Executive Vice President Human Resources and Workforce Development

QuickLinks

  Exhibit 10(t)
SECOND AMENDMENT TO THE HEWLETT-PACKARD COMPANY EXCESS BENEFIT RETIREMENT PLAN